UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 3, 2021, the shareholders of Applied Optoelectronics, Inc. (the “Company”) approved Applied Optoelectronics, Inc. 2021 Stock Incentive Plan (the “2021 Plan”) at the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”). The 2021 Plan was previously approved by the Company’s Board of Directors (the “Board”), upon recommendation by the Company’s Compensation Committee (the “Committee”), subject to shareholder approval at the Annual Meeting. The 2021 Plan became effective on June 3, 2021, immediately following the Annual Meeting. The 2021 Plan replaces Applied Optoelectronics, Inc. 2013 Amended and Restated Stock Incentive Plan (the “2013 Plan”). No new awards will be granted under the 2013 Plan.

The following is a summary of the principal provisions of the 2021 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2021 Plan, which was attached as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 23, 2021 (the “Definitive Proxy Statement”) and is incorporated herein by reference. In addition, a more detailed summary of the 2021 Plan can be found on pages 39-46 of the Definitive Proxy Statement, which description is incorporated herein by reference.

The 2021 Plan authorizes the issuance of an additional 2,100,000 shares of the Company’s common stock. In addition to these newly authorized shares, any shares previously reserved and available for issuance, but not issued or subject to outstanding awards, under the 2021 Plan as of the effective date of the 2021 Plan will become available for issuance under the 2021 Plan, as will any shares that are subject to outstanding awards under the 2021 Plan as of the effective date of the 2021 Plan to the extent such shares are not issued and cease to be subject to such awards following the effective date of the 2021 Plan.

The Board or the Committee is authorized to administer the 2021 Plan. The Board or the Committee may delegate concurrent administration of the 2021 Plan to other committees consisting of one or more members of the Board or to one or more officers in accordance with the 2021 Plan’s terms and any conditions established by the Board or the Committee. The plan administrator is authorized to select the individuals to be granted awards and, subject to the terms of the 2021 Plan, to determine the types of awards to be granted, the number of shares subject to awards and the other terms, conditions and provisions of such awards.

Awards may be granted under the 2021 Plan to the Company’s employees, officers, directors, consultants, agents, advisors and independent contractors and those of the Company’s affiliates. Under the 2021 Plan, the Committee may grant stock awards, restricted stock and stock units, performance awards, stock options, stock appreciation rights and other stock or cash-based awards.

The foregoing summary of the Plan and the summary of the Plan set forth in the Proxy Statement are qualified in their entirety by reference to the full text of the 2021 Plan, which is filed as Exhibit 10.1 to this Current Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Applied Optoelectronics, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders on June 3, 2021. Holders of an aggregate of 26,787,041 shares of the Company’s common stock at the close of business on April 5, 2021 were entitled to vote at the meeting, of which 17,907,715 or 66.85%, of the eligible shares were represented in person or by proxy. The matters voted upon at the meeting and the results of those votes were as follows:

Proposal 1: Election of Class II Directors

	Votes For	Votes Withheld	Broker Non-Votes
William H. Yeh	8,990,407	2,027,653	6,889,655
Cynthia (Cindy) DeLaney	9,701,958	1,316,102	6,889,655

Proposal 2: Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Votes Abstaining
16,507,210	379,184	1,021,321

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Proposal 3: To approve on an advisory basis, our executive compensation, or the say-on-pay vote.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
9,129,610	1,776,882	111,568	6,889,655

Proposal 4: To approve the 2021 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
9,320,325	1,646,230	51,505	6,889,655

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	2021 Stock Incentive Plan
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Optoelectronics, Inc.

By: /s/ David C. Kuo
David C. Kuo
General Counsel and Secretary

Date: June 3, 2021

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